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                                                                     EXHIBIT 4.2

                      NASTECH PHARMACUTICAL COMPANY, INC.

                             1990 STOCK OPTION PLAN


         1.      Purpose of the Plan.

         The purpose of this 1990 Stock Option Plan (the "Plan") is to further the growth and development of Nastech Pharmaceutical Company, Inc. (the "Company") by encouraging and enabling employees, including officers and directors of the Company to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

         The Plan is also intended to encourage ownership of the Company's stock, by non-employee directors and advisors (either full-time or part-time) of the Company, and to provide additional incentive for them to promote the success of the Company's business.

         2.      Shares of Stock Subject to the Plan.

         Subject to the provisions of Section 12 hereof, an aggregate of 375,000 shares of the Common Stock, par value $.002 per share, of the Company (the "Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company (the "Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have terminated) again be available for the purpose of the Plan.

         3.      Administration of the Plan.

         (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time, those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services
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rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

         (b) The Board of Directors may, at its discretion appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of three or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of such committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

         4.      Persons To Whom Shares May Be Granted.

         Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422A of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be "incentive stock options" within the meaning of Section 422A of the Code). Incentive Stock Options may be granted to persons who are, at the time of the grant, employees, including officers, or directors of the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select, from time to time, from among those nominated by the Board of Directors (or Committee). Each option granted to a person who is not an "employee" (within the meaning of Section 422A of the Code)
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of the Company or a Subsidiary on the date of the grant shall be designated a
Non-Incentive Stock Option.

         The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are cancelled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

         5.      Option Price.

         (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price for an Incentive Stock Option be less than 100% (110% in the case of optionees who own more than 10% of the voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. The purchase price for a Non-Incentive Stock Option may be less than 100% of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the average between the highest and lowest selling prices of the Common Stock on the date on which the option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau Incorporated or a recognized dealer in the Common Stock on the date of grant (if such Common Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

         (b) Notwithstanding any other provisions herein contained, the aggregate fair market value (as defined above) determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

         6.      Exercise of Options.

         (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no Incentive Stock Option shall be
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exercisable unless the holder thereof shall have been an employee, including officer, or director of the Company and/or a Subsidiary from the date of the granting of the option until the date of exercise.

         (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

         (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) a written representation and acknowledgement that at the time of such exercise it is the holder's present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that the holder knows that the Company is not obligated to register the shares and that the shares may have to be held indefinitely unless an exemption from the registration requirement of the Securities Act of 1933, as amended, is available or the Company has registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration and (ii) cash, or a check to its order, for the purchase price of such shares.

         (d) The holder of an option shall have none of the rights of a stockholder with respect to shares subject to the option until a certificate for such shares has been issued to the holder upon the due exercise of the option.

         7. Term of Options.

         The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercisable for a period exceeding ten (10) years (five (5) years in the case of optionees who own more than 10% of the voting power of all classes of the stock of the Company) from the date the options are granted.

         8.      Non-Transferability of Options.

         No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge or otherwise transferable except by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.
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         9.      Termination of Services.

         In the event that an employee or any other person to whom an Incentive Stock Option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship other than by reason of death, disability or retirement at age 65, such holder may exercise such options prior to the expiration date of such options or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such options on the date of termination. In the event employment is terminated for cause, any options held by such person shall terminate immediately. So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any changes of duties or position. Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time.

         If the holder of a Non-Incentive Stock Option granted hereunder ceases to be a director or advisor of the Company, any option held by such person may be exercised, to the extent exercisable on the termination date, within three months thereafter (but in no event after the option expires by its terms). Any termination of such an option pursuant to this section shall be without prejudice to any right or remedies which the Company or any of its subsidiaries may have against the holder of the option under the stock option agreement or otherwise.

         10.     Retirement or Disability of Option Holder.

         If any person to whom an option has been granted under the Plan shall cease to be an employee, officer, director or advisor of the Company or a Subsidiary, by reason of disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such cause, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination.
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         11.     Death of Option Holder.

         If any person to whom an option has been granted under the Plan shall cease to be an employee, officer, director or advisor of the Company or a Subsidiary, by reason of death, or a holder of an option shall die within three months after termination by reason of retirement at age 65, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by laws of descent and distribution at any time prior to the expiration date of the option or within one year from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

         12.  Adjustments Upon Changes in Capitalization.

         If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend, then the Board of Directors (or Committee) shall, in its sole judgment, determine for adjustment (i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options. Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

         In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or
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consolidation, to exercise the option in whole or in part.

         The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

         13.     Vesting of Rights Under Options.

         Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the stockholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted. Each option granted under this Plan shall be evidenced by a stock option agreement in such form and containing such provisions (subject to and limited by the terms of this Plan) as the Board of Directors (or Committee) shall from time to time approve. Agreements evidencing the options need not be identical.

         14.     Rights as a Shareholder.

         A holder of an option shall have no rights of a shareholder with respect to any shares covered by an option until the date of issuance of a stock certificate representing such shares.

         15.     Termination and Amendment.

         The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.

         16.     Modification, Extension and Renewal of Options.

         Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the plan.
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         17.     Indemnification.

         In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereof, provided that within 60 days after institution of any such action, suit or proceeding, the member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend same.

         18.     Effectiveness of the Plan.

         The Plan shall become effective upon adoption by the Board of Directors provided, however, that the Plan shall be submitted for approval by the stockholders of the Company no later than 12 months after the date of adoption of the Plan by the Board of Directors. Should the stockholders fail to approve the Plan, all options granted thereunder shall be and become null and void. The Plan will terminate ten years from the date of adoption by the Board of Directors, unless the Board of Directors elects to terminate the Plan prior to that date.

         19.     Governmental and Other Regulations.

         The Plan, and the grant and exercise of an option to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of legal counsel for the Company, be required.

         20.     Severability.

         If any provision of the Plan is invalid, illegal or unenforceable, the balance of the Plan shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.